SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 14, 2001

PEDIATRIX MEDICAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

0-26762 (Commission File Number)	65-0271219 (I.R.S. employer identification no.)

1301 Concord Terrace
Sunrise, Florida 33323-2825
(Address of principal executive offices, including zip code)

(954) 384-0175
(Telephone number, including area code, of Registrant)

Item 5.	Other Events

On December 14, 2001, Pediatrix announced it reached an agreement in principle to settle the securities class action litigation filed against it and certain of its officers in the United States District Court for the Southern District of Florida for $12 million in cash. Under the terms of the securities litigation settlement, all claims against Pediatrix and all other defendants will be dismissed without any admission of liability or wrongdoing. The settlement is subject to final documentation and court approval.

On December 14, 2001, Pediatrix issued a press release which is attached as Exhibit 99.1 hereto.

Item 7(c).	Exhibits

See Exhibit Index.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEDIATRIX MEDICAL GROUP, INC.

	By:	/s/ Karl B. Wagner Karl B. Wagner Chief Financial Officer

Date: December 27, 2001

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 14, 2001.